UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2010 (October 27, 2010)

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On October 27, 2010, ACADIA Pharmaceuticals Inc. and Biovail Laboratories International SRL, a subsidiary of Valeant Pharmaceuticals International, Inc., entered into a termination agreement (the “Agreement”) to their existing Collaboration and License Agreement, dated as of May 1, 2009 and as amended on October 15, 2009 (together, the “Collaboration”), related to the development in the United States and Canada of pimavanserin, ACADIA’s proprietary and selective 5-HT2A inverse agonist.

Pursuant to the Agreement, ACADIA will regain all the rights to pimavanserin that had been licensed to Biovail under the Collaboration, which covered the United States and Canada. In addition, ACADIA will be paid for reimbursements outstanding under the Collaboration and will receive a one-time payment of $8.75 million. The parties will not have future obligations to each other pursuant to the Collaboration.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to payments to be made to ACADIA pursuant to the Agreement and future obligations of the parties. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those stated in any such statements due to various factors. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2009 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/S/ GLENN F. BAITY
Date: October 28, 2010		Glenn F. Baity
Vice President, General Counsel and Secretary

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